INDEPENDENT AUDITORS' CONSENT
_________________________________________
Exhibit 24.2


        We consent to the incorporation by reference in Registration Statements No. 33-31155 and No. 33-71952 on Forms S-8 of AmVestors Financial Corporation of our report dated February 29, 1996, appearing in this Annual Report on Form 10-K of AmVestors Financial Corporation and subsidiaries for the year ended December 31, 1995.







Kansas City, Missouri
March 14, 1996
76